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                                                                     EXHIBIT 5.1

                   [TEXAS INDUSTRIES EXECUTIVE OFFICES LETTERHEAD]


Robert D. Rogers
President

                                  July 25, 1997




Board of Directors
Chaparral Steel Company


Gentlemen:

         Texas Industries, Inc. hereby amends and revises its cash merger offer of May 22, 1997 from $14.25 to $15.50 in cash for each share of public stock of Chaparral Steel Company.

                                        Sincerely,

                                        TEXAS INDUSTRIES, INC.

                                        By /s/ ROBERT D. ROGERS
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